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        SECURITIES AND EXCHANGE COMMISSION
              WASHINGTON, D.C.   20549
                     FORM 8-K

                   CURRENT REPORT
         PURSUANT TO SECTION 13 OR 15(d) OF
         THE SECURITIES EXCHANGE ACT OF 1934
     Date of report (Date of earliest event reported):
                  November 20, 2007


                     Versar Inc.
  (Exact Name of Registrant as Specified in its Charter)

                       Delaware
            (State or Other Jurisdiction) 1-9309
               (Commission File Number)   54-0852979
          (IRS Employer Identification No.)
              6850 Versar Center, Springfield, Virginia 22151
        (Address of Principal Executive Offices)

                    (703) 750-3000
  (Registrant's Telephone Number, Including Area Code)

                     Not Applicable
(Former Name or Former Address, if Changed Since Last Report)


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  Item 5.02 (e) Compensatory Arrangements of Certain Officers

     On November 14, 2007, the Board of Directors of Versar, Inc. amended the Change-in-Control provisions of Dr. Theodore M. Prociv, Versar's CEO's Employment Agreement and the Change-in-Control Agreements of Lawrence W. Sinnott, Executive Vice President, Chief Operating Financial Officer, James Dobbs, Senior Vice President and General Counsel and Jeffrey A. Wagonhurst, Senior Vice President as follows:

	1. Reduce from 24 to 18 months the severance benefits for medical and dental coverage to comply with Rule 40A of the Internal Revenue Code, and

	2. Clarify that severance benefits include two years of existing standard employee benefits for life insurance, disability and accident insurance plus a payment of $16,000 for senior executive medical and tax accounting reimbursement plans. In addition, the Board clarified that if an eligible CEO or Vice President is entitled to severance benefits, he or she is deemed to have retired for purposes of continuing medical benefits from the Company.



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                      SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                      VERSAR, INC.



                 Date: November 20, 2007


                            /S/
                  By       ______________________________________
                           James C. Dobbs
                           Senior Vice President &
                           General Counsel
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